UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 23, 2006

MARKWEST HYDROCARBON, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14841	84-1352233
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

155 Inverness Drive West, Suite 200, Englewood, CO 80112-5000

(Address of principal executive offices)

Registrant’s telephone number, including area code: 303-290-8700

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-Commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement

On March 23, 2006, MarkWest Hydrocarbon, Inc. (the “Company”), as borrower, Royal Bank of Canada, as Administrative Agent for the Lenders, Royal Bank of Canada, U.S. Bank National Association and Bank of Oklahoma, N.A amended the first amended and restated credit agreement (“Amendment No. 1 to the Company Credit Facility”) to reduce certain cash reserve requirements through December 31, 2006. A copy of the Company’s First Amendment to First Amended and Restated Credit Agreement is furnished as Exhibit 10.1 to this current report on Form 8-K.

ITEM 9.01. Financial Statements and Exhibits

(c)           Exhibits.

Exhibit No.	Description of Exhibit
10.1

Amendment No. 1 to the first amended and restated credit agreement dated as of March 23, 2006, among MarkWest Hydrocarbon, Inc., as borrower, Royal Bank of Canada, as Administrative Agent for the Lenders, Royal Bank of Canada, U.S. Bank National Association and Bank of Oklahoma, N.A, as lenders.

SIGNATURE

                Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MARKWEST HYDROCARBON, INC
(Registrant)

Date: March 29, 2006	By:	/s/ JAMES G. IVEY
James G. Ivey Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1

Amendment No. 1 to the first amended and restated credit agreement dated as of March 23, 2006, among MarkWest Hydrocarbon, Inc., as borrower, Royal Bank of Canada, as Administrative Agent for the Lenders, Royal Bank of Canada, U.S. Bank National Association and Bank of Oklahoma, N.A, as lenders.